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                                                                 Exhibit 1.2


                                CERTIFICATE OF
                             FOREST OIL CORPORATION
                   AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE



     Forest Oil Corporation (the "Registrant") hereby certifies to the Securities and Exchange Commission that on August 17, 1999:

          (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $2,719.00 in connection with its Registration Statement pursuant to Rule 462(b) filed on August 17, 1999;

         (ii)    The Registrant will not revoke such instructions;

        (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

     The Registrant hereby undertakes to confirm on August 18, 1999 that its bank has received such instructions.



                                       FOREST OIL CORPORATION




                                       By: /s/ Joan C. Sonnen
                                          ------------------------------------
                                          Joan C. Sonnen
                                          Vice President--Controller and
                                            Corporate Secretary